Exhibit 99.1

Broadcom Inc. Announces Fourth Quarter and Fiscal Year 2018 Financial Results

and Quarterly Dividend

•	Revenue of $5,444 million for the fourth quarter, up 12 percent from the prior year

•	Revenue of $20,848 million for the fiscal year, up 18 percent from the prior year

•	Non-GAAP diluted EPS of $5.85 for the fourth quarter, up 27 percent from the prior year; GAAP diluted EPS of $2.64 for the fourth quarter, up 111 percent from the prior year

•	Non-GAAP diluted EPS of $20.82 for the fiscal year, up 30 percent from the prior year; GAAP diluted EPS for the fiscal year of $28.44, up 607 percent from the prior year

•	Free cash flow for the fourth quarter of $2,529 million, up 47 percent from the prior year

•	Free cash flow for the fiscal year of $8,245 million, up 50 percent from the prior year

•	Quarterly dividend increased by 51 percent to $2.65 per share from the prior quarter

•	Repurchased 6.4 million shares in the fourth quarter for $1,533 million

•	Repurchased 31.9 million shares in the fiscal year for $7,258 million

SAN JOSE, Calif. – December 6, 2018 - Broadcom Inc. (Nasdaq: AVGO), a global technology leader that designs, develops and supplies semiconductor and infrastructure software solutions, today reported financial results for the fourth fiscal quarter and fiscal year ended November 4, 2018, and provided guidance for its fiscal year 2019. The Company completed its acquisition of CA Technologies on November 5, 2018. The financial results provided below do not include any contribution from CA Technologies.

“Strong operating performance in the fiscal fourth quarter caps a year of solid results that continues to reinforce the sustainability of our business model. Revenues grew 18% to nearly $21 billion on the back of strong demand for our networking, enterprise storage, wireless and industrial products while operating margin continued to progressively expand to 50%.” said Hock Tan, President and CEO of Broadcom Inc. “Looking forward to fiscal year 2019, we expect another year of double digit revenue growth. Sustained demand within our semiconductor segment will be augmented by the newly acquired mainframe and enterprise software businesses to our infrastructure software segment. We also expect operating margin to hit another record in fiscal year 2019 driven by improved operating leverage.”

“Free cash flow from operations grew 50% in fiscal year 2018 to $8.2 billion. As a result, we are raising our target dividend by 51 percent to $2.65 per share per quarter for fiscal year 2019,” said Tom Krause, CFO of Broadcom Inc. “Looking ahead for the year, we expect sustained revenue growth and improving operating leverage to accelerate cash generation from operations. Our capital allocation strategy remains unchanged for fiscal year 2019. We plan to return 50% of our prior fiscal year free cash flows to stockholders in the form of dividends and use the balance of our free cash flows to buy back stock and support additional acquisitions, while remaining focused on maintaining our investment grade credit rating.”

Fourth Quarter Fiscal Year 2018 GAAP Results from Continuing Operations

Net revenue was $5,444 million, an increase of 8 percent from $5,063 million in the previous quarter and an increase of 12 percent from $4,844 million in the same quarter last year.

Gross margin was $2,935 million, or 53.9 percent of net revenue. This compares with gross margin of $2,619 million, or 51.7 percent of net revenue, in the prior quarter, and gross margin of $2,383 million, or 49.2 percent of net revenue, in the same quarter last year.

Operating expenses were $1,283 million. This compares with $1,280 million in the prior quarter and $1,628 million in the same quarter last year.

Operating income was $1,652 million, or 30.3 percent of net revenue. This compares with operating income of $1,339 million, or 26.4 percent of net revenue, in the prior quarter, and operating income of $755 million, or 15.6 percent of net revenue, in the same quarter last year.

Net income, which includes the impact of discontinued operations, was $1,115 million, or $2.64 per diluted share. This compares with net income of $1,196 million, or $2.71 per diluted share, in the prior quarter, and net income of $561 million, or $1.25 per diluted share, in the same quarter last year.

Fourth Quarter Fiscal Year 2018 GAAP Results				Change
(Dollars in millions, except per share data)	Q4 18	Q3 18	Q4 17	Q/Q		Y/Y
Net revenue	$5,444	$5,063	$4,844		+8%		+12%
Gross margin	53.9%	51.7%	49.2%		+220bps		+470bps
Operating expenses	$1,283	$1,280	$1,628	+$	3	-$	345
Net income	$1,115	$1,196	$561	-$	81	+$	554
Net income attributable to noncontrolling interest	$—	$—	$29		$—	-$	29
Net income attributable to common stock	$1,115	$1,196	$532	-$	81	+$	583
Earnings per share - diluted	$2.64	$2.71	$1.25	-$	0.07	+$	1.39

The Company’s cash and cash equivalents at the end of the fourth fiscal quarter were $4,292 million, compared to $4,136 million at the end of the prior quarter.

During the fourth fiscal quarter, the Company generated $2,635 million in cash from operations and spent $1,533 million repurchasing an aggregate of 6.4 million shares and $106 million in capital expenditures.

On September 28, 2018, the Company paid a cash dividend of $1.75 per share of common stock, totaling $723 million.

Fourth Quarter Fiscal Year 2018 Non-GAAP Results From Continuing Operations

The differences between the Company’s GAAP and non-GAAP results are described generally under “Non-GAAP Financial Measures” below, and presented in detail in the financial reconciliation tables attached to this release.

Net revenue from continuing operations was $5,448 million, an increase of 8 percent from $5,066 million in the previous quarter, and an increase of 12 percent from $4,848 million in the same quarter last year.

Gross margin from continuing operations was $3,725 million, or 68.4 percent of net revenue. This compares with gross margin from continuing operations of $3,410 million, or 67.3 percent of net revenue, in the prior quarter, and $3,068 million, or 63.3 percent of net revenue, in the same quarter last year.

Operating income from continuing operations was $2,862 million, or 52.5 percent of net revenue. This compares with operating income from continuing operations of $2,536 million, or 50.1 percent of net revenue, in the prior quarter, and $2,293 million, or 47.3 percent of net revenue, in the same quarter last year.

Net income from continuing operations was $2,546 million, or $5.85 per diluted share. This compares with net income of $2,257 million, or $4.98 per diluted share, in the prior quarter, and net income of $2,091 million, or $4.59 per diluted share, in the same quarter last year.

Free cash flow from operations, defined as cash from operations less capital expenditures, was $2,529 million in the quarter, compared to $1,726 million in the same quarter last year.

Fourth Quarter Fiscal Year 2018 Non-GAAP Results				Change
(Dollars in millions, except per share data)	Q4 18	Q3 18	Q4 17	Q/Q	Y/Y
Net revenue	$5,448	$5,066	$4,848	+8%		+12%
Gross margin	68.4%	67.3%	63.3%	+110bps		+510bps
Operating expenses	$863	$874	$775	-$ 11	+$	88
Net income	$2,546	$2,257	$2,091	+$ 289	+$	455
Earnings per share - diluted	$5.85	$4.98	$4.59	+$ 0.87	+$	1.26

Other Quarterly Data

Net revenue by segment:							Change
(Dollars in millions)	Q4 18		Q3 18		Q4 17		Q/Q	Y/Y
Wired infrastructure	$2,208	41%	$2,297	45%	$2,146	45%	-4%	3%
Wireless communications	1,698	31	1,288	25	1,796	37	32%	-5%
Enterprise storage	1,266	23	1,253	25	645	13	1%	96%
Industrial & other	272	5	225	5	257	5	21%	6%

Total net revenue	$5,444	100%	$5,063	100%	$4,844	100%

Non-GAAP net revenue by segment:							Change
(Dollars in millions)	Q4 18		Q3 18		Q4 17		Q/Q	Y/Y
Wired infrastructure (1)	$2,212	41%	$2,300	45%	$2,150	45%	-4%	3%
Wireless communications	1,698	31	1,288	25	1,796	37	32%	-5%
Enterprise storage	1,266	23	1,253	25	645	13	1%	96%
Industrial & other	272	5	225	5	257	5	21%	6%

Total non-GAAP net revenue	$5,448	100%	$5,066	100%	$4,848	100%

(1)	Non-GAAP data include the effect of acquisition-related purchase accounting adjustments relating to licensing revenue.

Key Statistics
(Dollars in millions)	Q4 18	Q3 18	Q4 17
Cash from operations	$2,635	$2,247	$1,959
Depreciation	$132	$129	$117
Amortization of acquisition-related intangible assets	$829	$830	$1,099
Capital expenditures	$106	$120	$233
Days sales outstanding (“DSO”)	56	54	46
Inventory days on hand (“DOH”)	59	66	73
Non-GAAP DSO	56	54	46
Non-GAAP Inventory DOH	59	67	74

Fiscal Year 2018 Financial Results From Continuing Operations

Net revenue from continuing operations was $20,848 million, an increase of 18 percent from $17,636 million in the prior year. Gross margin was $10,733 million, or 51.5 percent of net revenue, versus $8,509 million, or 48.2 percent of net revenue, in the prior year. Operating income was $5,135 million compared with $2,383 million in the prior year. Net income, which includes the impact from discontinued operations, was $12,610 million, or $28.44 per diluted share. This compares with a net income of $1,784 million, or $4.02 per diluted share, in fiscal year 2017.

Fiscal Year 2018 GAAP Results
(Dollars in millions, except per share data)	2018	2017	Change
Net revenue	$20,848	$17,636		+18%
Gross margin	51.5%	48.2%		+330bps
Operating expenses	$5,598	$6,126	-$	528
Net income	$12,610	$1,784	+$	10,826
Net income attributable to noncontrolling interest	$351	$92	+$	259
Net income attributable to common stock	$12,259	$1,692	+$	10,567
Earnings per share - diluted	$28.44	$4.02	+$	24.42

Non-GAAP net revenue from continuing operations was $20,862 million, an increase of 18 percent from $17,665 million in the prior year. Non-GAAP gross margin was $13,931 million, or 66.8 percent of net revenue, versus $11,137 million, or 63.0 percent of net revenue, in the prior year. Non-GAAP operating income from continuing operations was $10,424 million. This compares with $8,011 million in the prior year. Non-GAAP net income was $9,391 million, or $20.82 per diluted share. This compares with non-GAAP net income of $7,255 million, or $16.02 per diluted share, in fiscal year 2017.

Fiscal Year 2018 Non-GAAP Results
(Dollars in millions, except per share data)	2018	2017	Change
Net revenue	$20,862	$17,665		+18%
Gross margin	66.8%	63.0%		+380bps
Operating expenses	$3,507	$3,126	+$	381
Net income	$9,391	$7,255	+$	2,136
Earnings per share - diluted	$20.82	$16.02	+$	4.81

Fiscal Year 2019 Business Outlook

Based on current business trends and conditions, the outlook for continuing operations for fiscal year 2019, ending November 3, 2019, including contributions from CA, is expected to be as follows:

	GAAP	Reconciling Items	Non-GAAP
Net revenue	$24,500M	—	$24,500M
Operating margin	20%	$7,580M	51%
Net interest expense and other	$1,250M	—	$1,250M
Provision for income taxes	13%	2%	11%

•

Non-GAAP operating margin excludes $4,700 million of amortization of acquisition-related intangible assets, $2,100 million of stock-based compensation expense, $570 million of restructuring charges, and $210 million of acquisition-related costs; and

•	Non-GAAP tax provision is 2% lower than GAAP due to the tax effects of the projected reconciling items noted above.

Capital expenditures for the fiscal year are expected to be approximately $550 million. For the fiscal year, depreciation is expected to be $600 million and amortization is expected to be approximately $4,700 million.

The guidance provided above is only an estimate of what the Company believes is realizable as of the date of this release. Among other things, this guidance is based on an initial estimate of purchase accounting adjustments and allocations, all of which are subject to revision. The guidance excludes the impact of any mergers, acquisitions, divestiture and stock repurchase activity that may occur during fiscal year 2019. Actual results will vary from the guidance and the variations may be material. The Company undertakes no intent or obligation to publicly update or revise any of these projections, whether as a result of new information, future events or otherwise, except as required by law.

Quarterly Dividend

The Company’s Board of Directors has approved a quarterly cash dividend of $2.65 per share.

The dividend is payable on December 28, 2018 to stockholders of record at the close of business (5:00 p.m.) Eastern Time on December 19, 2018.

Financial Results Conference Call

Broadcom Inc. will host a conference call to review its financial results for the fourth quarter of fiscal year 2018, ended November 4, 2018, and to provide guidance for fiscal year 2019, today at 2:00 p.m. Pacific Time. Those wishing to access the call should dial (866) 310-8712; International +1 (720) 634-2946. The passcode is 8281408. A replay of the call will be accessible for one week after the call. To access the replay dial (855) 859-2056; International +1 (404) 537-3406; and reference the passcode: 8281408. A webcast of the conference call will also be available in the “Investors” section of Broadcom’s website at www.broadcom.com.

Basis of Presentation

Broadcom Inc. is the successor to Broadcom Limited for financial reporting purposes effective as of the close of trading on April 4, 2018. Information provided for fiscal periods beginning with the fiscal quarter ended May 6, 2018, relates to Broadcom Inc. and for prior fiscal periods relates to Broadcom Limited. Unless the context otherwise requires, references in this press release to “Broadcom,” “the Company,” “we,” “our,” “us” and similar terms are to Broadcom Inc. from and after the effective time of the redomiciliation and, prior to that time, are to our predecessor, Broadcom Limited.

The Company’s financial results include contributions from Brocade Communication Systems’ continuing operations starting in the first fiscal quarter of 2018. The financial results from businesses that have been classified as discontinued operations in the Company’s financial statements are not included in the results presented below, unless otherwise stated.

Due to the Company’s 52/53 week reporting cycle, fiscal year 2018 included an extra week in the first quarter, compared to fiscal year 2017.

Non-GAAP Financial Measures

In addition to GAAP reporting, Broadcom provides investors with net revenue, net income, operating income, gross margin, operating expenses, cash flow and other data on a non-GAAP basis. This non-GAAP information includes the effect, where applicable, of purchase accounting on revenue, and excludes amortization of acquisition-related intangible assets, stock-based compensation expense, restructuring, impairment and disposal charges, acquisition-related costs, including integration costs, purchase accounting effect on inventory, litigation settlements, impairment on investment, debt-related costs, gain (loss) on extinguishment of debt, gain (loss) on acquisition-related assets, income (loss) from discontinued operations and non-GAAP tax reconciling adjustments. Management does not believe that these items are reflective of the Company’s underlying performance. Internally, these non-GAAP measures are significant measures used by management for purposes of evaluating the core operating performance of the Company, establishing internal budgets, calculating return on investment for development programs and growth initiatives, comparing performance with internal forecasts and targeted business models, strategic planning, evaluating and valuing potential acquisition candidates and how their operations compare to the Company’s operations, and benchmarking performance externally against the Company’s competitors. The exclusion of these and other similar items from Broadcom’s non-GAAP financial results should not be interpreted as implying that these items are non-recurring, infrequent or unusual. Free cash flow measures have limitations as they omit certain components of the overall cash flow statement and do not represent the residual cash flow available for discretionary expenditures. Investors should not consider presentation of free cash flow measures as implying that stockholders have any right to such cash. Broadcom’s free cash flow may not be calculated in a manner comparable to similarly named measures used by other companies.

Broadcom believes this non-GAAP financial information provides additional insight into the Company’s on-going performance. Therefore, Broadcom provides this information to investors for a more consistent basis of comparison and to help them evaluate the results of the Company’s on-going operations and enable more meaningful period to period comparisons. These non-GAAP measures are provided in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial data is included in the supplemental financial data attached to this press release.

About Broadcom Inc.

Broadcom Inc. (NASDAQ: AVGO), a Delaware corporation headquartered in San Jose, CA, is a global technology leader that designs, develops and supplies a broad range of semiconductor and infrastructure software solutions. Broadcom’s category-leading product portfolio serves critical markets including data center, networking, software, broadband, wireless, storage and industrial.

Cautionary Note Regarding Forward-Looking Statements

This announcement contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning Broadcom. These statements include, but are not limited to, statements that address our expected future business and financial performance and other statements identified by words such as “will”, “expect”, “believe”, “anticipate”, “estimate”, “should”, “intend”, “plan”, “potential”, “predict” “project”, “aim”, and similar words, phrases or expressions. These forward-looking statements are based on current expectations and beliefs of the management of Broadcom, as well as assumptions made by, and information currently available to, such management, current market trends and market conditions and involve risks and uncertainties, many of which are outside the Company’s and management’s control, and which may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, you should not place undue reliance on such statements.

Particular uncertainties that could materially affect future results include risks associated with: our acquisition of CA, including (1) potential difficulties in employee retention, (2) unexpected costs, charges or expenses, and (3) our ability to successfully integrate CA’s business and achieve the anticipated benefits of the transaction; any loss of our significant customers and fluctuations in the timing and volume of significant customer demand; our dependence on contract manufacturing and outsourced supply chain; our dependency on a limited number of suppliers; any other acquisitions we may make, including integrating acquired companies with our existing businesses and our ability to achieve the benefits, growth prospects and synergies expected by such acquisitions; our ability to accurately estimate customers’ demand and adjust our manufacturing and supply chain accordingly; our significant indebtedness, including the additional indebtedness that we incurred in connection with the CA acquisition and the need to generate sufficient cash flows to service and repay such debt; dependence on and risks associated with distributors of our products; dependence on senior management; quarterly and annual fluctuations in operating results; global economic conditions and concerns; the amount and frequency of our stock repurchases; cyclicality in the semiconductor industry or in our target markets; our competitive performance and ability to continue achieving design wins with our customers, as well as the timing of any design wins; prolonged disruptions of our or our contract manufacturers’ manufacturing facilities or other significant operations; our ability to improve our manufacturing efficiency and quality; our dependence on outsourced service providers for certain key business services and their ability to execute to our requirements; our ability to maintain or improve gross margin; our ability to protect our intellectual property and the unpredictability of any associated litigation expenses; compatibility of our software products with operating environments, platforms or third-party products; our ability to enter into satisfactory software license agreements; sales to our government clients; availability of third party software used in our products; use of open source code sources in our products; any expenses or reputational damage associated with resolving customer product warranty and indemnification claims; our ability to sell to new types of customers and to keep pace with technological advances; market acceptance of the end products into which our products are designed; our ability to protect against a breach of security systems; fluctuations in foreign exchange rates; our overall cash tax costs, legislation that may impact our overall cash tax costs and our ability to maintain tax concessions in certain jurisdictions; and other events and trends on a national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature.

Our filings with the SEC, which you may obtain for free at the SEC’s website at http://www.sec.gov, discuss some of the important risk factors that may affect our business, results of operations and financial condition. Actual results may vary from the estimates provided. We undertake no intent or obligation to publicly update or revise any of the estimates and other forward-looking statements made in this announcement, whether as a result of new information, future events or otherwise, except as required by law.

Contact:

Beatrice F. Russotto

Investor Relations

408-433-8000

investor.relations@broadcom.com

BROADCOM INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED

(IN MILLIONS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended			Fiscal Year Ended
	November 4, 2018	August 5, 2018	October 29, 2017	November 4, 2018	October 29, 2017
Net revenue	$5,444	$5,063	$4,844	$20,848	$17,636
Cost of products sold:
Cost of products sold	1,746	1,680	1,798	7,021	6,593
Purchase accounting effect on inventory	—	—	2	70	4
Amortization of acquisition-related intangible assets	762	762	658	3,004	2,511
Restructuring charges	1	2	3	20	19

Total cost of products sold	2,509	2,444	2,461	10,115	9,127

Gross margin	2,935	2,619	2,383	10,733	8,509
Research and development	948	959	828	3,768	3,292
Selling, general and administrative	237	234	194	1,056	787
Amortization of acquisition-related intangible assets	67	68	441	541	1,764
Restructuring, impairment and disposal charges	17	19	55	219	161
Litigation settlements	14	—	110	14	122

Total operating expenses	1,283	1,280	1,628	5,598	6,126

Operating income	1,652	1,339	755	5,135	2,383
Interest expense	(148)	(149)	(119)	(628)	(454)
Impairment on investment	(106)	—	—	(106)	—
Loss on debt extinguishment	—	—	(7)	—	(166)
Other income, net	24	39	16	144	62

Income from continuing operations before income taxes	1,422	1,229	645	4,545	1,825
Provision for (benefit from) income taxes	307	32	89	(8,084)	35

Income from continuing operations	1,115	1,197	556	12,629	1,790
Income (loss) from discontinued operations, net of income taxes	—	(1)	5	(19)	(6)

Net income	1,115	1,196	561	12,610	1,784
Net income attributable to noncontrolling interest (1)	—	—	29	351	92

Net income attributable to common stock	$1,115	$1,196	$532	$12,259	$1,692

Basic income per share:
Income per share from continuing operations	$2.71	$2.78	$1.29	$29.37	$4.19
Income (loss) per share from discontinued operations	—	—	0.01	(0.04)	(0.01)

Net income per share	$2.71	$2.78	$1.30	$29.33	$4.18

Diluted income per share (2):
Income per share from continuing operations	$2.64	$2.71	$1.24	$28.48	$4.03
Income (loss) per share from discontinued operations	—	—	0.01	(0.04)	(0.01)

Net income per share	$2.64	$2.71	$1.25	$28.44	$4.02

Shares used in per share calculations:
Basic	412	430	408	418	405
Diluted	423	441	424	431	421
Stock-based compensation expense included in continuing operations:
Cost of products sold	$23	$22	$17	$86	$64
Research and development	225	222	171	855	636
Selling, general and administrative	69	71	64	286	220

Total stock-based compensation expense	$317	$315	$252	$1,227	$920

(1)

In connection with the redomiciliation to the United States on April 4, 2018, or the Redomiciliation, all outstanding exchangeable limited partnership units, or LP Units, in Broadcom Cayman L.P. were exchanged for common stock of Broadcom on a one-for-one basis and the noncontrolling interest, or NCI, was eliminated. Net income attributable to NCI prior to the Redomiciliation represents approximately 5% of net income attributable to LP Units.

(2)

For the fiscal year ended November 4, 2018 and for each fiscal year 2017 period presented, diluted income per share excluded the potentially dilutive effect of the exchange of LP Units as their effect was antidilutive. There were no LP Units outstanding during the fiscal quarters ended November 4, 2018 and August 5, 2018 due to the Redomiciliation.

BROADCOM INC.

FINANCIAL RECONCILIATION: GAAP TO NON-GAAP - UNAUDITED

(IN MILLIONS, EXCEPT DAYS)

	Fiscal Quarter Ended			Fiscal Year Ended
	November 4, 2018	August 5, 2018	October 29, 2017	November 4, 2018	October 29, 2017
Net revenue on GAAP basis	$5,444	$5,063	$4,844	$20,848	$17,636
Acquisition-related purchase accounting revenue adjustment (1)	4	3	4	14	29

Net revenue on non-GAAP basis	$5,448	$5,066	$4,848	$20,862	$17,665

Gross margin on GAAP basis	$2,935	$2,619	$2,383	$10,733	$8,509
Acquisition-related purchase accounting revenue adjustment (1)	4	3	4	14	29
Purchase accounting effect on inventory	—	—	2	70	4
Amortization of acquisition-related intangible assets	762	762	658	3,004	2,511
Stock-based compensation expense	23	22	17	86	64
Restructuring charges	1	2	3	20	19
Acquisition-related costs	—	2	1	4	1

Gross margin on non-GAAP basis	$3,725	$3,410	$3,068	$13,931	$11,137

Research and development on GAAP basis	$948	$959	$828	$3,768	$3,292
Stock-based compensation expense	225	222	171	855	636
Acquisition-related costs	1	—	—	4	6

Research and development on non-GAAP basis	$722	$737	$657	$2,909	$2,650

Selling, general and administrative expense on GAAP basis	$237	$234	$194	$1,056	$787
Stock-based compensation expense	69	71	64	286	220
Acquisition-related costs	27	26	12	172	91

Selling, general and administrative expense on non-GAAP basis	$141	$137	$118	$598	$476

Total operating expenses on GAAP basis	$1,283	$1,280	$1,628	$5,598	$6,126
Amortization of acquisition-related intangible assets	67	68	441	541	1,764
Stock-based compensation expense	294	293	235	1,141	856
Restructuring, impairment and disposal charges	17	19	55	219	161
Litigation settlements	14	—	110	14	122
Acquisition-related costs	28	26	12	176	97

Total operating expenses on non-GAAP basis	$863	$874	$775	$3,507	$3,126

Operating income on GAAP basis	$1,652	$1,339	$755	$5,135	$2,383
Acquisition-related purchase accounting revenue adjustment (1)	4	3	4	14	29
Purchase accounting effect on inventory	—	—	2	70	4
Amortization of acquisition-related intangible assets	829	830	1,099	3,545	4,275
Stock-based compensation expense	317	315	252	1,227	920
Restructuring, impairment and disposal charges	18	21	58	239	180
Litigation settlements	14	—	110	14	122
Acquisition-related costs	28	28	13	180	98

Operating income on non-GAAP basis	$2,862	$2,536	$2,293	$10,424	$8,011

Interest expense on GAAP basis	$(148)	$(149)	$(119)	$(628)	$(454)
Debt-related costs	—	—	—	32	1

Interest expense on non-GAAP basis	$(148)	$(149)	$(119)	$(596)	$(453)

Other income, net on GAAP basis	$24	$39	$16	$144	$62
(Gains) losses on acquisition-related assets	—	1	—	(3)	(23)

Other income, net on non-GAAP basis	$24	$40	$16	$141	$39

Income from continuing operations before income taxes on GAAP basis	$1,422	$1,229	$645	$4,545	$1,825
Acquisition-related purchase accounting revenue adjustment (1)	4	3	4	14	29
Purchase accounting effect on inventory	—	—	2	70	4
Amortization of acquisition-related intangible assets	829	830	1,099	3,545	4,275
Stock-based compensation expense	317	315	252	1,227	920
Restructuring, impairment and disposal charges	18	21	58	239	180
Litigation settlements	14	—	110	14	122
Acquisition-related costs	28	28	13	180	98
Impairment on investment	106	—	—	106	—
Debt-related costs	—	—	—	32	1
Loss on debt extinguishment	—	—	7	—	166
(Gains) losses on acquisition-related assets	—	1	—	(3)	(23)

Income before income taxes on non-GAAP basis	$2,738	$2,427	$2,190	$9,969	$7,597

Provision for (benefit from) income taxes on GAAP basis	$307	$32	$89	$(8,084)	$35
Non-GAAP tax reconciling adjustments	(115)	138	10	8,662	307

Provision for income taxes on non-GAAP basis	$192	$170	$99	$578	$342

Net income on GAAP basis	$1,115	$1,196	$561	$12,610	$1,784
Acquisition-related purchase accounting revenue adjustment (1)	4	3	4	14	29
Purchase accounting effect on inventory	—	—	2	70	4
Amortization of acquisition-related intangible assets	829	830	1,099	3,545	4,275
Stock-based compensation expense	317	315	252	1,227	920
Restructuring, impairment and disposal charges	18	21	58	239	180
Litigation settlements	14	—	110	14	122
Acquisition-related costs	28	28	13	180	98
Impairment on investment	106	—	—	106	—
Debt-related costs	—	—	—	32	1
Loss on debt extinguishment	—	—	7	—	166
(Gains) losses on acquisition-related assets	—	1	—	(3)	(23)
Non-GAAP tax reconciling adjustments	115	(138)	(10)	(8,662)	(307)
Discontinued operations, net of income taxes	—	1	(5)	19	6

Net income on non-GAAP basis	$2,546	$2,257	$2,091	$9,391	$7,255

Shares used in per share calculation - diluted on GAAP basis	423	441	424	431	421
Non-GAAP adjustment (2)	12	12	32	20	32

Shares used in per share calculation - diluted on non-GAAP basis	435	453	456	451	453

Inventory days on hand on GAAP basis	59	66	73
Non-GAAP adjustment (3)	—	1	1

Inventory days on hand on non-GAAP basis	59	67	74

Net income on non-GAAP basis	$2,546	$2,257	$2,091
Interest expense on non-GAAP basis	148	149	119
Provision for income taxes on non-GAAP basis	192	170	99
Depreciation	132	129	117

Adjusted EBITDA	$3,018	$2,705	$2,426

Net cash provided by operating activities	$2,635	$2,247	$1,959	$8,880	$6,551
Purchases of property, plant and equipment	(106)	(120)	(233)	(635)	(1,069)

Free cash flow	$2,529	$2,127	$1,726	$8,245	$5,482

(1)	Amounts represent licensing revenue not included in GAAP net revenue as a result of the effect of purchase accounting for acquisitions.
(2)

Non-GAAP adjustment for number of shares used in the diluted per share calculations excludes the impact of stock-based compensation expense expected to be incurred in future periods and not yet recognized in the financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method. Non-GAAP adjustment also includes the impact of LP Units that are anti-dilutive on a GAAP basis for the fiscal year ended November 4, 2018 and for each fiscal year 2017 period presented.

(3)	Non-GAAP adjustment for inventory days on hand represents the impact of purchase accounting on inventory, stock-based compensation expense, and acquisition-related costs.

BROADCOM INC.

CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED

(IN MILLIONS)

	November 4, 2018	October 29, 2017
ASSETS
Current assets:
Cash and cash equivalents	$4,292	$11,204
Trade accounts receivable, net	3,325	2,448
Inventory	1,124	1,447
Other current assets	366	724

Total current assets	9,107	15,823
Long-term assets:
Property, plant and equipment, net	2,635	2,599
Goodwill	26,913	24,706
Intangible assets, net	10,762	10,832
Other long-term assets	707	458

Total assets	$50,124	$54,418

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$811	$1,105
Employee compensation and benefits	715	626
Current portion of long-term debt	—	117
Other current liabilities	812	681

Total current liabilities	2,338	2,529
Long-term liabilities:
Long-term debt	17,493	17,431
Other long-term liabilities	3,636	11,272

Total liabilities	23,467	31,232

Equity:
Broadcom Inc. stockholders’ equity:
Common stock and additional paid-in capital	23,285	20,505
Retained earnings (accumulated deficit)	3,487	(129)
Accumulated other comprehensive loss	(115)	(91)

Total Broadcom Inc. stockholders’ equity	26,657	20,285
Noncontrolling interest	—	2,901

Total equity	26,657	23,186

Total liabilities and equity	$50,124	$54,418

BROADCOM INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED

(IN MILLIONS)

	Fiscal Quarter Ended			Fiscal Year Ended
	November 4, 2018	August 5, 2018	October 29, 2017	November 4, 2018	October 29, 2017
Cash flows from operating activities:
Net income	$1,115	$1,196	$561	$12,610	$1,784
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of intangible assets	836	836	1,102	3,566	4,286
Depreciation	132	129	117	515	451
Stock-based compensation	317	315	252	1,227	921
Deferred taxes and other non-cash taxes	242	22	(74)	(8,270)	(173)
Impairment on investment	106	—	—	106	—
Non-cash portion of debt extinguishment loss	—	—	7	—	166
Non-cash restructuring, impairment and disposal charges	8	3	17	21	71
Amortization of debt issuance costs and accretion of debt discount	6	6	5	24	24
Other	15	5	9	37	7
Changes in assets and liabilities, net of acquisitions and disposals:
Trade accounts receivable, net	(312)	(262)	(31)	(652)	(267)
Inventory	92	19	(16)	417	(39)
Accounts payable	28	(41)	(63)	(325)	(97)
Employee compensation and benefits	93	205	80	6	109
Contributions to defined benefit pension plans	—	(1)	(345)	(130)	(361)
Other current assets and current liabilities	163	(148)	80	369	(490)
Other long-term assets and long-term liabilities	(206)	(37)	258	(641)	159

Net cash provided by operating activities	2,635	2,247	1,959	8,880	6,551

Cash flows from investing activities:
Acquisitions of businesses, net of cash acquired	(7)	(7)	—	(4,800)	(40)
Business sale proceeds (repayments)	(9)	—	—	773	10
Purchases of property, plant and equipment	(106)	(120)	(233)	(635)	(1,069)
Proceeds from disposals of property, plant and equipment	1	—	440	239	441
Purchases of investments	—	—	(7)	(249)	(207)
Proceeds from sale and maturity of investments	—	—	200	54	200
Other	3	(47)	(4)	(56)	(9)

Net cash provided by (used in) investing activities	(118)	(174)	396	(4,674)	(674)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	—	—	3,980	—	17,426
Repayment of debt	(117)	—	—	(973)	(13,668)
Payment of debt issuance costs	—	—	(1)	—	(24)
Dividend and distribution payments	(723)	(754)	(439)	(2,998)	(1,745)
Repurchases of common stock	(1,533)	(5,378)	—	(7,258)	—
Issuance of common stock, net of shares withheld for employee taxes	38	6	66	156	257
Payment of capital lease obligations	—	—	(6)	(21)	(16)
Other	(26)	2	—	(24)	—

Net cash provided by (used in) financing activities	(2,361)	(6,124)	3,600	(11,118)	2,230

Net change in cash and cash equivalents	156	(4,051)	5,955	(6,912)	8,107
Cash and cash equivalents at the beginning of period	4,136	8,187	5,249	11,204	3,097

Cash and cash equivalents at end of period	$4,292	$4,136	$11,204	$4,292	$11,204

Supplemental disclosure of cash flow information:
Cash paid for interest	$2	$312	$1	$547	$310
Cash paid for income taxes	$189	$127	$96	$512	$349